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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the inclusion in the Prospectus, which is a part of this Registration Statement of Northgate Innovations, Inc. on Amendment No. 2 to Form S-1, of our report dated March 26, 2004, on the consolidated financial statements of Northgate Innovations, Inc. and subsidiaries as of December 31, 2003 and for each of the years in the two-year period then ended. We also consent to the reference to us as it appears under the caption "Experts" in such Prospectus.

                        /s/ Corbin & Company LLP
                        CORBIN & COMPANY, LLP

Irvine, California
June 22, 2004

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INDEPENDENT AUDITOR'S CONSENT